EXHIBIT 99.1
KV PHARMACEUTICAL COMPANY
CONTACT:
Catherine M. Biffignani
Vice President, Investor Relations
314-645-6600

FOR IMMEDIATE RELEASE

KV PHARMACEUTICAL COMPANY ANNOUNCES PROPOSED SETTLEMENT IN PRINCIPLE OF
DERIVATIVE SHAREHOLDER LITIGATION

Settlement in Principle Would Bring To Close Derivative Lawsuit Filed in October 2006

St. Louis, MO – April 8, 2008 – KV Pharmaceutical Company (NYSE:  KVa/KVb), a fully integrated specialty pharmaceutical company that develops, manufactures, acquires and markets technology differentiated branded and generic/non-branded prescription pharmaceutical products, announced today that it has reached a comprehensive settlement agreement in principle with the plaintiffs in a derivative lawsuit relating to the Company’s historic stock option granting practices, subject to limited confirmatory discovery and court approval.  Fees and costs awarded by the Court are expected to be covered by insurance.

Upon final Court approval of the settlement agreement, all private securities litigation pending against the Company regarding the stock option matter will be resolved.

“Upon its finalization, the settlement of this litigation will be another step, along with the recent filing of the Company’s Form 10-Q’s and Form 10-K for Fiscal 2007, towards putting the entire option issue behind us,” stated Marc S. Hermelin, Chairman of the Board.

About KV Pharmaceutical Company
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products.  The Company markets its technology-distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its branded prescription pharmaceutical subsidiary.

For further information about KV Pharmaceutical Company, please visit the Company’s corporate website at www.kvpharmaceutical.com.

Safe Harbor
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (“PSLRA”) and which may be based on or include assumptions concerning KV’s operations, future results and prospects.  Such statements may be identified by the use of words like “plans”, “expects”, “aims”, “believes”, “projects”, “anticipates”, “commits”, “intends”, “estimate”, “will”, “should”, “could” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company’s strategy for growth, product development, product launches, regulatory approvals, resolution of litigation and issues pertaining to the Company’s historic stock option granting processes, market position, market share increases, acquisitions, revenues, expenditures and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties.  In connection with the “safe harbor” provisions, KV provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials and/or products manufactured for the Company under contract manufacturing arrangements with third parties; (8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in revenues; (10) the difficulty of predicting international regulatory approval, including timing; (11) the difficulty of predicting the pattern of inventory movements by the Company’s customers; (12) the impact of competitive response to the Company’s sales, marketing and strategic efforts; (13) risks that the Company may not ultimately prevail in litigation; (14) completion of the Company’s financial statements for the first, second and third  quarters of  fiscal 2008; (15) actions by the Securities and Exchange Commission and the Internal Revenue Service with respect to the Company’s stock option grants and accounting practices; (16) the risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission; and (17)  the impact of credit market disruptions on the fair value of auction rate securities that we have acquired as short-term investments.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company’s outlook.  We are under no obligation to update any of the forward-looking statements after the date of this release.